UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2005
Date of Report (Date of earliest event reported)

BLACKBOARD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
(State of incorporation)	(Commission File Number No.)	(IRS Employer Identification \ No.)

1899 L Street, N.W.
Washington, D.C. 20036
(Address of principal executive offices)

(202) 463-4860
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As previously announced, on January 12, 2005, Blackboard Inc. (the “Company”) presented at the Seventh Annual Needham & Company Growth Conference. In its presentation, the Company commented on its expected financial results for the quarter ended December 31, 2004, which information is set forth in Exhibit 99.1 and incorporated by reference herein.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

INFORMATION REGARDING FINANCIAL INFORMATION: Blackboard provides cash net income as additional information regarding Blackboard’s operating results. These measures are not in accordance with, nor are they an alternative for, GAAP and may be different from cash net income and other non-GAAP measures used by other companies. Blackboard believes that this presentation of cash net income provides useful information to investors regarding additional financial and business trends relating to Blackboard’s financial condition and results of operations. A reconciliation of the difference between the GAAP and non-GAAP financial measures is available on the investor relations page of Blackboard’s web site at http://www.blackboard.com.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Remarks made by the Company on January 12, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)
Dated: January 14, 2005	By:	/s/ Matthew Small
Matthew Small
General Counsel